Exhibit 1.1

Execution Version

16,000,000 ordinary shares

MakeMyTrip Limited

ORDINARY SHARES, PAR VALUE US$0.0005 PER SHARE

UNDERWRITING AGREEMENT

June 17, 2025

June 17, 2025

Morgan Stanley & Co. LLC

1585 Broadway

New York, N.Y. 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

Ladies and Gentlemen:

MakeMyTrip Limited, a public company limited by shares incorporated under the laws of Mauritius (the “Company”), proposes to issue and sell to Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC (the “Underwriters”), for whom you are acting as representatives (the “Representatives”) an aggregate of 16,000,000 ordinary shares, par value US$0.0005 per share (the “Ordinary Shares”) of the Company (the “Firm Shares”). In addition, the Company proposes to sell to the several Underwriters up to an additional 2,400,000 Ordinary Shares (the “Additional Shares”), if and to the extent that the Underwriters shall have exercised the right to purchase such Additional Shares granted to them in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

On the date hereof, the Company will enter into a purchase agreement (the “Notes Purchase Agreement”) with Morgan Stanley & Co. LLC (the “Purchaser”) in connection with a concurrent offering by the Company (the “Notes Offering”), in a private placement under Rule 144A of the Securities Act (as defined below), of up to US$1,250,000,000 principal amount (or US$1,437,500,000 if the Purchaser exercises its option to purchase additional notes in full) of its 0.00% Convertible Senior Notes due 2030 (the “Notes”) to be issued under an indenture (the “Notes Indenture”), to be dated as of June 23, 2025, between the Company, and The Bank of New York Mellon, as trustee.

The Company plans to use all of the net proceeds from the issuance of the Shares and the Notes Offering to repurchase a portion of its Class B Shares from Trip.com Group Limited, pursuant to the terms of a share purchase agreement to be entered into with Trip.com Group Limited (, the “Repurchase”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined by Rule 405 of the Securities Act on Form F-3 (File No. 333-288084), including a Base Prospectus (as defined below), relating to the Ordinary Shares (the “Shelf Securities”), including the Shares, to be issued and/or sold from time to time by the Company in accordance with Rule 415 of the Securities Act and such amendments thereof as may have been required to the date of this underwriting agreement (this “Agreement”). The registration statement as amended up to the date of this Agreement, including all exhibits thereto and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related base prospectus covering the Shelf Securities dated June 16, 2025, is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus in connection with the offering of the Shares (the “Offering”).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto, and the other documents or information listed in Schedule II hereto. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein and, if applicable, any prospectus wrapper prepared in connection therewith. The terms “supplement,” “amendment” and “amended” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated or deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement as defined in Rule 405 under the Securities Act and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) No Stop Order. No order preventing or suspending the use of any preliminary prospectus or any free writing prospectus has been issued by the Commission and each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act, and the rules and regulations of the Commission thereunder.

(c) Compliance with Securities Law. (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus, including, but not limited to, the Company’s Annual Report on Form 20-F for the fiscal year ended March 31, 2025, filed with the Commission pursuant to the Exchange Act on June 16, 2025 (the “Annual Report”), complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, at the effective date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus, as of its effective date and as of its issue date, respectively, and in each case at the Closing Date and the Option Closing Date, complied or will comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the Exchange Act, and the applicable rules and regulations of the Commission thereunder, as applicable (iv) the Time of Sale Prospectus complies in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and does not, and at the time of each sale of the Shares in connection with the Offering when the Prospectus is not yet available to prospective purchasers, at the Closing Date and at the Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its issue date, does not contain, and at the Closing Date and at the Option Closing Date, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

(d) Ineligible Issuer Status and Issuer Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and, as of its issue date and at all subsequent times through the completion of the Offering did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Underwriters before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriters, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. As of the time of each sale of the Shares in connection with the Offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectuses, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Free Writing Prospectus. Neither the Company nor any Subsidiary (as defined below) or affiliate of the Company has distributed, nor will it distribute prior to the later of the Closing Date, any Option Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the Offering other than the Time of Sale Prospectus, the Prospectus, the Registration Statement and any free writing prospectus identified on Schedule II hereto.

(f) Good Standing of the Company. The Company has been duly incorporated, is validly existing as a public company limited by shares in current good standing under the laws of Mauritius, has the corporate power and authority to own or lease its properties and to conduct its business as described in each of the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in current good standing would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, management, operations or business prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”). The constitution of the Company (the “Constitution”) complies with the requirements of applicable laws of Mauritius and is in full force and effect.

(g) Significant Subsidiaries. The Company’s significant subsidiaries have been identified in Schedule III hereto (each such subsidiary, a “Subsidiary” and collectively, the “Subsidiaries”), and the Company has no other material direct or indirect subsidiaries, except as disclosed in each of the Time of Sale Prospectus and the Prospectus. Each Subsidiary has been duly incorporated, is validly existing as a corporation and is in good standing (where such concept exists), under the laws of the jurisdiction of its incorporation, and each Subsidiary has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Time of Sale Prospectus and the Prospectus and, is duly qualified to transact business and is in good standing (where such concept exists) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable (where such concept exists), and, except as disclosed in each of the Time of Sale Prospectus and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (each a “Lien”). None of the outstanding shares of capital stock or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any person or entity against such Subsidiary. The Memorandum and Articles of Association or other constitutive or organizational documents of each Subsidiary comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.

(h) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(i) Due Authorization of the Registration Statement. The Registration Statement, the Time of Sale Prospectus, the Prospectus and any free writing prospectus and the filing of the Registration Statement, the Time of Sale Prospectus, the Prospectus and any free writing prospectus with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(j) Share Capital. The stated capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(k) Ordinary Shares. The ordinary shares of the Company outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights of any person or entity against the Company.

(l) Authorization of Shares. The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and except for certain preemptive rights and rights of first refusal of the shareholders of the Company, all of which have been effectively waived, the issuance of such Shares will not be subject to any preemptive or similar rights of any person or entity against the Company.

(m) Transferability of Shares. The Shares, when issued, are freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof; and, except as disclosed in each of the Time of Sale Prospectus and the Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of Mauritius or the United States.

(n) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (i) in violation of its respective certificate of incorporation, Constitution, memorandum and articles of association or its other constitutive documents (collectively, the “Charter Documents”) or any business licenses, (ii) in default (or, with the giving of notice or lapse of time, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, franchise, lease or other agreement or instrument to which it is a party or by which it is bound, or to which any of its properties or assets is subject, or (iii) in violation or default of any provision of applicable law or regulation (including, without limitation, any applicable law or regulation regarding money laundering or corruption or economic sanctions), all applicable provisions of the Sarbanes-Oxley Act of 2002 or any Indian or Mauritius law or regulation relating to the offer and sale of the Shares, or any judgment, order or decree of any court or governmental, administrative or regulatory agency or body or stock exchange authority having jurisdiction over it or any of its assets, as applicable, except where such defaults under sub-sections (ii) and (iii) would not, individually or in the aggregate, result in a Material Adverse Effect.

(o) Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the consummation of the transactions herein contemplated do not and will not (i) contravene any provision of applicable law or regulation (including, without limitation, any applicable Indian, Mauritius or United States law or regulation relating to the offer and sale of the Shares) or the Charter Documents of the Company or its Subsidiaries, (ii) contravene, conflict with, or result in a breach or violation of, or result in the default of any of terms or provisions of, or constitute a default under, any license or certificate (including, without limitation, any global business license, Mauritius tax residence certificate or other business license), contract, indenture, mortgage, deed of trust, loan or credit agreement, note, franchise, Governmental License (as defined below), lease or other agreement or instrument binding upon the Company or any of its Subsidiaries or (iii) contravene, conflict with, or result in a breach or violation of, or constitute a default under, any judgment, order or decree of any court or governmental, administrative or regulatory agency or body or stock exchange authority having jurisdiction over the Company or any Subsidiary, except where such defaults under sub-section (ii) would not, individually or in the aggregate, result in a Material Adverse Effect or impair in any material respect the consummation of the Company’s obligations hereunder and thereunder.

(p) Absence of Further Requirements. No action, consent, approval, authorization, order, certificate, license or permit of, clearance by, or filing, registration or qualification with, any court or administrative, governmental or regulatory body or agency or stock exchange authority having jurisdiction over the Company or any Subsidiary is required for the performance by the Company of its obligations under this Agreement, or the consummation of the transactions contemplated hereby, except (A) such as have been obtained or made prior to the date of this Agreement and are in full force and effect, (B) such as may be required by the securities or Blue Sky laws of the various U.S. states in connection with the offer and sale of the Shares, (C) for the filing of a copy of the Registration Statement, preliminary prospectus or the Prospectus as may be required by the Financial Services Commission of Mauritius, or (D) for the filing of a notice of issue of shares by the Company in respect of the issued shares with the Registrar of Companies in Mauritius.

(q) No Material Adverse Change in Business. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management, operations or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, from that set forth in the Time of Sale Prospectus.

(r) Litigation. There are no legal, arbitral or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject (i) other than proceedings that are described in each of the Time of Sale Prospectus and the Prospectus and proceedings that would not have a Material Adverse Effect or impair in any material respect the consummation of the transactions contemplated herein or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described in each such document; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in each such document or filed as required.

(s) Investment Company Act. The Company is not, and after giving pro forma effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Time of Sale Prospectus and the Prospectus would not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(t) Environment Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable local, domestic and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(u) Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as disclosed in each of the Time of Sale Prospectus and the Prospectus.

(v) No Convertible Securities. Except as disclosed in each of the Time of Sale Prospectus and the Prospectus, there are (i) no outstanding securities convertible into or exchangeable for, or rights, warrants or options to acquire from the Company or any Subsidiary, or obligations of the Company to issue, Ordinary Shares or any other class of capital stock of the Company, and (ii) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or direct interest in any of the Subsidiaries.

(w) Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries, nor any director, officer, or employee, nor, to the Company’s knowledge, any affiliate, agent or representative, of the Company or of any of its Subsidiaries, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Bribery and Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries and, to the Company’s knowledge, its affiliates, have conducted their businesses in compliance with Anti-Bribery and Anti-Corruption Laws and, prior to the date of this Agreement, have instituted and maintain and will continue to maintain and enforce policies and procedures designed to promote and achieve compliance with the applicable Anti-Bribery and Anti-Corruption Laws and with the representation and warranty contained herein. Neither the Company nor any of its Subsidiaries will use, directly or indirectly, the proceeds of the Offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the Anti-Bribery and Anti-Corruption Laws.

(x) Compliance with Anti-Money Laundering and Anti-Terrorism Financing Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by applicable provisions of the USA PATRIOT Act of 2001, including all amendments thereto and regulations promulgated thereunder, the Money Laundering Control Act of 1986, as well as applicable anti-money laundering and anti-terrorism financing statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering and Anti-Terrorism Financing Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws and Anti-Terrorism Financing Laws is pending or, to the knowledge of the Company, threatened.

(y) Compliance with Sanctions. (i) Neither the Company nor any of its Subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine, the non-government-controlled Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea and Syria).

(ii) The Company and its Subsidiaries will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Entity represents and covenants that for the past 10 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, except to the extent such dealings or transactions are permissible under the Sanctions if done by a U.S. person.

(z) Compliance with Export Control Laws. The Company has not carried out any export, transfer or transmission of goods, software, technical data or technology or entered into any other transaction in violation of the Export Administration Regulations administered by the US Department of Commerce or any other applicable export control laws, and has obtained all licenses, authorizations and approvals required under such laws and regulations required to carry out its business operations.

(aa) Title to Property. Each of the Company and its Subsidiaries has good and marketable title to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by each of the Company and its Subsidiaries are held by it under valid, subsisting and enforceable leases, with such exceptions as are not material to its business and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in each of the Time of Sale Prospectus and the Prospectus.

(bb) Possession of Intellectual Property. (i) The Company and its Subsidiaries own or possess or have duly applied for the issuance of, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (or licenses such rights pursuant to valid and subsisting licenses) currently employed by them in connection with the business now operated by them (collectively, the “Intellectual Property Rights”) except where the failure to own or license the same would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (ii) the Intellectual Property Rights owned by the Company and its Subsidiaries (“Owned Intellectual Property”) and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its Subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its Subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company; (v) neither the Company nor any of its Subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vi) except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any Subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable Subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

(cc) Open Source Software. No software code or data library is present in any software contained within the Owned Intellectual Property (“Proprietary Software”) that is licensed as freeware, shareware, open source software or under similar licensing models model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) that requires such Proprietary Software to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge, or requires the Company or any of its Subsidiaries to permit reverse engineering of any Proprietary Software, except where such requirement would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries use and have used any Open Source Software in compliance with all license terms applicable to such Open Source Software, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(dd) Data Security. (i) The Company and each of its Subsidiaries have complied and are presently in compliance with all applicable internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its Subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”), except where the failure to comply would not, individually or in the aggregate, result in a Material Adverse Effect; (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation by the Company or any of its Subsidiaries. The Company and each of its Subsidiaries have taken all technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its Subsidiaries’ businesses, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, the Company and its Subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its Subsidiaries’ businesses (“Breach”). Except where such Breach would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, there has been no such Breach, and the Company and its Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(ee) Shareholder Suit in Mauritius. Under the laws of Mauritius, each registered holder of Ordinary Shares shall be entitled to seek enforcement of its rights in a direct suit, action or proceeding against the Company. It is not necessary in order to enable any owner of Ordinary Shares to bring any actions or proceedings in Mauritius to enforce any of its rights that such owner of Ordinary Shares be licensed, authorized, qualified or entitled to do business in Mauritius.

(ff) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(gg) Insurance. The Company and its Subsidiaries maintain insurance of the type and in such amounts as are reasonable and customary in the businesses in which they are engaged and all such insurance is in full force and effect, except where the failure to maintain such insurance would not result in a Material Adverse Effect; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary or appropriate to continue to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(hh) Admissibility as Evidence. To ensure the legality, validity, enforceability or admissibility into evidence in a legal or administrative proceeding in Mauritius of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other government authority or regulatory body in Mauritius or that any registration tax, stamp duty or similar tax be paid in Mauritius on or in respect of any of this Agreement or any other document to be furnished hereunder, other than court costs, including (without limitation) filing fees and deposits to guarantee judgment required by a court of law in Mauritius and except that this Agreement may only be used in Mauritius if it has been registered with the Registrar General in accordance with the Registration Duty Act of Mauritius and a registration fee and stamp duty will be payable in Mauritius in connection with such registration.

(ii) Possession of Licenses and Permits. The Company and its Subsidiaries possess all licenses, certificates, authorizations, concessions, approvals, orders and permits (collectively, “Governmental Licenses”) issued by, and has made all declarations and reports to and filings with, all courts (whether at the national or local level), all appropriate federal, state or foreign governmental agencies or bodies and all stock exchange authorities and any other relevant regulatory agencies or bodies, necessary to (A) own, lease or license, as the case may be, and to operate and use their respective assets (including all of their equity interest in any person or entity) and properties and (B) conduct the businesses now conducted by them in the manner described in the Time of Sale Prospectus and the Prospectus, except where the failure to so possess, declare, report or file would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and each of its Subsidiaries is in compliance with the terms and conditions of all Governmental Licenses and all such Governmental Licenses are valid and in full force and effect, except where the failure to comply with such Governmental Licenses or failure of such Government Licenses to be valid would not, individually or in the aggregate, have a Material Adverse Effect; none of such Governmental Licenses contains any material restrictions or conditions not described in each of the Registration Statement, Time of Sale Prospectus and Prospectus; neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental License which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; neither the Company nor any of its Subsidiaries has any reason to believe that any such Governmental License will not be renewed in the ordinary course, except where the failure to so renew would not, individually or in the aggregate, result in a Material Adverse Effect.

(jj) Related Party Transactions. Except as disclosed in each of the Time of Sale Prospectus and the Prospectus, no material indebtedness (actual or contingent) and no contracts or transactions, direct or indirect, exist between any of the Company or its Subsidiaries on the one hand and their respective affiliates, officers and directors (including his/her spouse, children, any company or undertaking in which he/she or any of his/her spouse or children holds a controlling interest) or their shareholders who beneficially own an interest of 10% or more in the Company or its Subsidiaries on the other hand. All such material contracts between the Company and such related parties are fully and fairly described in all material respects in each of the Time of Sale Prospectus and the Prospectus. Each such contract, relationship and transaction has been entered into in accordance with applicable law.

(kk) PFIC Status. Based on the Company’s current and anticipated operations and composition of its earnings and assets, including the current and expected valuation of its assets and market capitalization, the Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the current taxable year ending March 31, 2025, and has no plan or intention to conduct its business in a manner that would reasonably be expected to cause the Company to become a PFIC in the future under current laws and regulations.

(ll) Taxes. Each of the Company and its Subsidiaries has prepared and timely filed with all appropriate taxing authorities all income, franchise or other tax returns, reports and other related information required to be filed through the date hereof by or with respect to it or has properly requested extensions thereof, except where the failure to do so would not result in a Material Adverse Effect. All taxes, assessments, fees and other governmental charges due on such returns or pursuant to any assessment received by the Company and each Subsidiary or which are imposed upon it or on any of its properties or assets or in respect of any of its business, income or profits have been fully paid when due, other than taxes or charges that are being contested in good faith by appropriate proceedings and except where the failure to do so would not result in a Material Adverse Effect. In accordance with IFRS (as defined below), the Company has made adequate charges, accruals and reserves in respect of all such tax liabilities which have become due, other than those being contested in good faith. No tax deficiency has been determined adversely to any of the Company and its Subsidiaries which has had, nor is there any tax deficiency which, if determined adversely to any of the Company and its Subsidiaries, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(mm) Stamp Duty and Other Taxes. Except as disclosed in each of the Time of Sale Prospectus and the Prospectus, no stamp or other issuance or transfer taxes or duties and no withholding taxes are or will be payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to the government of India, Mauritius or any political subdivision or taxing authority thereof in connection with (i) the execution, delivery or performance of this Agreement, (ii) the issuance, sale or delivery of the Shares to or for the respective accounts of the Underwriter as set forth in each of the Time of Sale Prospectus and the Prospectus, and pursuant to the terms of this Agreement, (iii) the sale and delivery outside Mauritius by the Underwriters of the Shares to the purchasers thereof in the manner contemplated pursuant to the terms of this Agreement, or (iv) any other transaction or payment contemplated by this Agreement, except for stamp duty payable on the registration of this Agreement with the Registrar General in Mauritius.

(nn) Consolidated Financial Statements. The consolidated financial statements of the Company included in each of the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its Subsidiaries on a consolidated basis as of the dates indicated, and the results of operations, stockholders’ equity and the cash flows for the periods specified; and such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board, applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the IFRS audited financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. KPMG Assurance and Consulting Services LLP, independent registered public accounting firm, who have expressed an opinion on the financial statements of the Company based on their audits, are registered with the Public Company Accounting Oversight Board and are independent public or certified public accountants with respect to the Company and its Subsidiaries as required by the Securities Act and the applicable rules and regulations of the Commission thereunder.

(oo) Critical Accounting Policies. The section of each of the Time of Sale Prospectus and the Prospectus captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” accurately and fairly describes in all material respects (i) the accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(pp) Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its Subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with the Sarbanes-Oxley Act and all applicable rules of the NASDAQ. The Company and each of its Subsidiaries maintain a system of internal accounting controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements of each of the Company and its Subsidiaries in conformity with IFRS, United States generally accepted accounting principles and Indian generally accepted accounting principles, as applicable, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company and each Subsidiary keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity. Since the end of the Company’s most recent audited fiscal year, there has been (a) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (b) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(qq) Disclosure Controls; Exchange Act. The Company has established and maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(rr) No Subsequent Changes. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) none of the Company or its Subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) except as described in each of the Time of Sale Prospectus and the Prospectus, the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) except as described in each of the Time of Sale Prospectus and the Prospectus, there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries.

(ss) Payments in Foreign Currency. There are no restrictions under Mauritius law nor any approvals from any regulatory authorities currently required in Mauritius (including any foreign exchange or foreign currency approvals) in order for the Company to pay dividends or other distributions declared by the Company to holders of Ordinary Shares. Except as disclosed in each of the Time of Sale Prospectus and the Prospectus, (x) under the current laws and regulations of Mauritius, all dividends and other distributions declared and payable on the Ordinary Shares in cash may be freely transferred out of Mauritius and may be freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in Mauritius, and (y) all such dividends and other distributions (including such dividends to persons not resident in Mauritius) are currently not subject to withholding, value added or other taxes, levies or charges under the laws and regulations of Mauritius.

(tt) No Restriction on Dividends. Except as described in each of the Time of Sale Prospectus and the Prospectus, none of the Subsidiaries is currently prohibited, directly or indirectly, from (i) paying any dividends or making any other distribution to its shareholders on such Subsidiary’s equity interest, (ii) repaying to the Company any loan, (iii) making advances to the Company, or (iv) transferring any of its property or assets to the Company or any other Subsidiaries; except as set forth in each of the Time of Sale Prospectus and the Prospectus, all dividends and other distributions declared and payable upon the equity interests in, in each case, MakeMyTrip (India) Private Limited and redBus India Private Limited may be converted into foreign currency that may be freely transferred out of India or its jurisdiction of incorporation and all such dividends and other distributions are not and will not be subject to withholding or other taxes under the laws and regulations of India or its jurisdiction of incorporation in each case without the necessity of obtaining any Governmental Authorization in India or its jurisdiction of incorporation.

(uu) Compliance with Indian Regulations on Employee Share Option Plans. The Company, its Subsidiaries, option holders under employee share option plans, directors and employees of the Company and its Subsidiaries who are residents in India are in compliance with, or have taken all reasonable steps to ensure compliance with, any applicable rules and regulations relating to investments in the Company by such persons, including pursuant to the exercise of options to purchase shares of the Company held by such persons, including, without limitation, the Indian Foreign Exchange Management Act, 1999, and the regulations and circulars issued thereunder, in each case as amended (collectively, the “Indian Overseas Direct Investment Regulations”), including, without limitation, requesting each such person to complete any reporting and other procedures required under applicable Indian Overseas Direct Investment Regulations.

(vv) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(ww) Absence of Manipulation. None of the Company nor any of its Subsidiaries or any of their respective affiliates has taken or caused to be taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xx) Accurate Disclosure. The statements set forth in each of the Time of Sale Prospectus and the Prospectus under the caption “Description of Ordinary Shares,” insofar as they purport to constitute a summary of the terms of the Ordinary Shares, under the twenty-third risk factor under the heading “Risk Factors—Risks Related to us and our Industry,” the fourth and fifth risk factors under the heading “Risk Factors—Risks Related to Operations in India,” the second risk factor under the heading “Risk Factor—Risks Related to Investments in Mauritian Companies,” and the first, ninth and tenth risk factors under the heading “Risk Factor—Risks Related to Our Ordinary Shares and this Offering” and the captions “Enforceability of Civil Liabilities,” “Item 10. Additional Information—B. Memorandum and Articles of Association—Ordinary Shares—Dividends,” “Item 10. Additional Information—D. Exchange Controls—India” and “Item 4. Information on the Company—Business Overview—Regulations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(yy) No Sale, Issuance and Distribution of Shares. Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than Ordinary Shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(zz) No Immunity. None of the Company and its Subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment upon or prior to or in aid of execution of judgment or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of India and Mauritius.

(aaa) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included in the Registration Statement, Time of Sale Prospectus or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(bbb) Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Mauritius and India and courts of law in Mauritius and India, applying the laws of Mauritius or India, as the case may be, would give effect to the express choice of laws of the State of New York. The Company has the power to submit, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) in any suit, action or proceeding against it arising out of or related to this Agreement or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of the Shares to the Underwriters and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the Offering in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 14 hereof.

(ccc) Enforceability of Judgment in India. Except as set forth in each of the Time of Sale Prospectus and the Prospectus, any final judgment rendered by a court in the United States having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company and any Subsidiary based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be conclusive in India as to any matter thereby directly adjudicated upon between the same parties or between parties under whom they or any of them claiming litigation under the same title without review of the merits of the cause of action in respect of which the original judgment was given, subject to exceptions set forth in Section 13 of the Indian Code of Civil Procedure, 1908, as amended.

(ddd) Enforceability of Judgment in Mauritius. Except as set forth in each of the Time of Sale Prospectus and the Prospectus, any final judgment for a fixed or readily calculable sum of money (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages) rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of Mauritius by way of exequatur in accordance with the Code de Procédure Civile provided that (i) the judgment is still valid, final and is capable of execution in New York, the jurisdiction in which it was delivered; (ii) the judgment is not contrary to any principle affecting public policy in Mauritius; (iii) the New York Court had jurisdiction to hear the claim; (iv) the Company had been regularly summoned to attend the proceedings before the New York Court; (v) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard; (vi) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (vii) an action between the same parties in the same matter is not pending in any Mauritius court at the time the lawsuit is instituted in the foreign court and the foreign judgment is duly registered with the relevant authority in Mauritius in circumstances in which its registration is not liable to be set aside.

(eee) Exchange Act. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and timely files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system (“EDGAR”).

(fff) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Prospectus or the Prospectus, presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ggg) No Finder’s Fee. Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company or its Subsidiaries and any person that would give rise to a valid claim against the Company or its Subsidiaries or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering.

(hhh) No Rated Debt Securities. Neither the Company nor any of its Subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(iii) No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority (“FINRA”) and (ii) the Company or any of its Subsidiaries or any of their respective officers, directors or, to the knowledge of the Company, 10% or greater security holders or, to the knowledge of the Company, any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission.

Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel to the Underwriters in connection with the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. [Reserved].

3. Agreements to Sell and Purchase.

(a) The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at a price of US$88.20 per Share (the “Purchase Price”) the respective number of Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto.

(b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the respective number of Additional Shares set forth opposite its name in Schedule II hereto, and the Underwriters shall have the right to purchase, severally and not jointly, up to 2,400,000 Additional Shares at the Purchase Price. The Underwriters may exercise this right in whole or in part by giving written notice of each election to exercise the option not later than 13 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date nor later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(c) Restriction on Sale of Shares by Company. For the period specified below (the “Lock Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Ordinary Shares, its Class B Shares or any securities convertible into or exchangeable or exercisable for any of its Ordinary Shares or Class B Shares (“Lock Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock Up Securities within the meaning of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (a) the issuance by the Company of Ordinary Shares upon the exercise of options, restricted share units (“RSUs”), performance share units (“PSUs”) and any securities issued pursuant to any of its share option plans or share incentive plans or the conversion of securities (including any Class B Shares and 2028 Notes), in each case outstanding on the date hereof, (b) the issuance by the Company of Ordinary Shares pursuant to any increase in shares available for issuance under any of the Company’s share option plans or share incentive plans outstanding as of the date hereof shall not exceed 1% of the Shares outstanding immediately after the completion of the Offering, (c) grants of employee share options, RSUs, PSUs or other securities pursuant to the terms of a plan in effect on the date hereof, taken together with any increase under paragraph (b), (d) issuances of Lock-Up Securities pursuant to the exercise of such options, (e) the issuance of Optional Securities in accordance with Section 3 of this Agreement or (f) issuances by the Company of up to 1.5% of the Shares outstanding immediately after the completion of the Offering (whether in the form of Ordinary Shares or securities convertible or exchangeable into Ordinary Shares) from time to time in connection with any acquisition or merger with another company or an acquisition of assets related to a business from another person or entity or any other transaction of similar nature or (g) issuances by the Company of ordinary shares pursuant to convertible notes being issued in Concurrent Notes Offering. The Lock Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing. The Company shall procure that, on to the date of this Agreement, the persons and entities listed on Schedule C hereto enter into lock up agreements substantially in the form as set out in Exhibit B hereto.

4. Terms of Public Offering. The Company is advised by the Underwriters that the Underwriters propose to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Underwriters is advisable. The Company is further advised by the Underwriters that the Shares are to be offered to the public initially at US$90.00 a Share (the “Public Offering Price”).

5. Payment and Delivery.

(a) Payment for the Firm Shares shall be made to Computershare Trust Company, N.A. (the “Transfer Agent and Registrar”) in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on June 23, 2025, or at such other time on the same or such other date, not later than June 30, 2025, as shall be designated in writing by the Underwriters. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b) Payment for any Additional Shares shall be made to the Transfer Agent and Registrar in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than July 7, 2025, as shall be designated in writing by the Underwriters.

(c) The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Underwriters shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Underwriters on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the obligations of the Underwriters to purchase and pay for the Shares on the Closing Date or the Option Closing Date, as the case may be, are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, management, operations or business prospects of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the judgment of the Underwriters, is material and adverse and that, individually or in the aggregate, makes it, in the judgment of the Underwriters, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date and on the Option Closing Date, as the case may be, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Sections 6(a), 6(h) and 6(i) herein and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date and on the Option Closing Date, as the case may be, an opinion of Latham & Watkins LLP, U.S. counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(d) The Underwriters shall have received on the Closing Date and on the Option Closing Date, as the case may be, an opinion of Appleby, outside Mauritius counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, to the effect set forth in Exhibit A.

(e) The Underwriters shall have received on the Closing Date and on the Option Closing Date, as the case may be, an opinion of Allen Overy Shearman Sterling, U.S. counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(f) The Underwriters shall have received on the Closing Date and on the Option Closing Date, as the case may be, an opinion of Shardul Amarchand Mangaldas & Co., Indian counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(g) The Underwriters shall have received, on each of (1) the date hereof, (2) the date on which the first sale of the Shares is confirmed if such date is not the same as the date hereof, and (3) the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the date on which the first sale of the Shares is confirmed, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG Assurance and Consulting Services LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the IFRS audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A or Rule 430B under the Securities Act, if any) in the manner and within the time period required by Rule 424(b) under the Securities Act and in accordance with Section 7(a) hereof; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A or Rule 430B, and such post-effective amendment shall have become effective.

(i) The Registration Statement shall have become effective on the date hereof, and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement, or any part thereof, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(j) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(k) The Lock-up Letters shall have been delivered to the Underwriters on or before the date hereof.

(l) The Company shall have executed and delivered the Notes Purchase Agreement, in form and substance reasonably satisfactory to the Underwriters, the Notes Purchase Agreement shall be in full force and effect, and the Company shall not be in breach or default thereunder in any material respect.

(m) All conditions to closing under the Notes Purchase Agreement on the Closing Date shall have been satisfied or waived and the closing of the transactions to be consummated on the Closing Date under the Notes Purchase Agreement shall have occurred substantially concurrently with the consummation of the sale and purchase of the Firm Shares on the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are further subject to the delivery to the Underwriters on the applicable Option Closing Date of such documents as the Underwriters may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

The Underwriters may, at their sole discretion, waive compliance with any of the conditions specified in this Section 6. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, and such condition shall not have been waived by the Underwriters pursuant to this Section, this Agreement, or, in the case of any condition to the purchase of the Additional Shares on an Option Closing Date, the obligations of the several Underwriters to purchase the relevant Additional Shares may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 10 and except that Sections 1, 2, 11 and 25 shall survive any such termination and remain in full force and effect.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus in the manner and within the applicable period specified in Rule 424(b) (without reliance on Rule 424(b)(8) under the Securities Act) under the Securities Act or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act. To furnish to each Underwriter, without charge, four signed copies of the Registration Statement (including exhibits thereto and the documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to each Underwriter in New York City, without charge, prior to 10:00 a.m. New York City time on the business day following the date of this Agreement and during the period mentioned in Sections 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to each Underwriter a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule; to give each Underwriter notice of its intention to make any such filing from the time of first sale of the Shares to any investor to the Closing Date, and will furnish each Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing, as applicable; to advise each Underwriter promptly after it receives notice thereof of the time when any amendment to the Registration Statement has been filed, or any supplement to the Prospectus or any amended Prospectus has been filed; to advise each Underwriter at any time it becomes an “ineligible issuer” as defined in Rule 405 under the Securities Act; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering; to advise each Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purposes, or of any request by the Commission for the amending or supplementing of the Registration Statement, any preliminary prospectus or Prospectus or for additional information; and, in the event of the issuances of any stop order or of any order preventing or suspending the use of any preliminary prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(c) To furnish to each Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably objects.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of any Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Shares may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To take such action as the Underwriters may reasonably request to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction or to subject it to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(h) To make generally available to the Company’s security holders and to each Underwriter as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

(j) The Company and each Subsidiary will not directly or indirectly use the proceeds of the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of funding activities or business with any government, individual or entity that is the subject of any OFAC-administered sanctions or other Sanctions, or in a manner that would otherwise cause any person (including, without limitation, the underwriters and purchasers of the Shares) to violate any U.S. sanctions administered by OFAC or other Sanctions, the Anti-Bribery and Anti-Corruption Laws or the Anti-Money Laundering and Anti-Terrorism Financing Laws

(k) To file with Commission on a timely basis for each year an annual report on Form 20-F, which conforms in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder.

(l) Not to (and to cause its Subsidiaries and affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(m) To make any post-closing filing, notice or undertaking requested or required by any governmental agencies (including, without limitation, (i) with respect to the exercises of options held by directors and employees of the Company and any other persons who are residents in India to purchase shares of the Company to be sold in connection with the transactions contemplated by this Agreement, requesting each such director and employee to complete any reporting and other procedures required under applicable Indian Overseas Direct Investment Regulations and (ii) the filing of a copy of the Prospectus with the Financial Services Commission in Mauritius) with respect to the transactions contemplated by this Agreement.

(n) To comply with, or obtain waivers of all applicable requirements of United States, Mauritius and Indian laws and regulations including, without limitation, the Securities Act and the Exchange Act, the rules and regulations of the Commission promulgated thereunder, the Investment Company Act, the rules and regulations of FINRA, or any requests of the Commission so as to permit the completion of the transactions contemplated by each of this Agreement, the Time of Sale Prospectus and the Prospectus.

(o) To file, during the period when the Prospectus is required to be delivered under the Securities Act, on a timely basis, with the Commission all reports and documents required to be filed pursuant to the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

(p) To indemnify and hold the Underwriters harmless against any documentary, stamp or similar issuance or registration taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, payable in Mauritius or India, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares and the execution and delivery of this Agreement.

(q) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

8. To procure that the Shares be approved for listing on the NASDAQ Global Market, subject to official notice of issuance, and such approval be in full force and effect at the Closing Date and the Option Closing Date.

9. Covenants of the Underwriters. Each Underwriter severally covenants with the Company, unless it obtains the prior written consent of the Company, not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

10. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act (including, without limitation, all fees, disbursements and expenses of the Company’s counsel associated with the filing of the Prospectus with the Financial Services Commission of Mauritius and any other review and approval of the Offering by governmental authorities in Mauritius and Indian, federal, central, state and local authorities) and all other fees or expenses in connection with the preparation and filing of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts, if any), any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing, graphic and document production and translation costs associated therewith, and the mailing and delivering of copies thereof to its shareholders or to the Underwriters and dealers, as the case may be, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, and in connection with the sale of the Shares by the Underwriters to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case under this Agreement, any withholding or service tax asserted against an Underwriter by reason of the purchase and sale of Shares pursuant to this Agreement, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification or registration (or of obtaining exemptions from the qualification and registration) of the Shares for offer and sale under U.S. state securities laws as provided in Section 7(g) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) the preparation, printing and distribution of one or more versions of the Time of Sale Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters), (v) all costs and expenses incident to listing the Shares on the NASDAQ Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” and electronic roadshow undertaken in connection with the marketing of the Offering, including, without limitation, cost of road show venues, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Company, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) the fees and expenses of the Authorized Agent (as defined in Section 14 hereof), (xi) the fees and expenses incurred in connection with admitting the Shares for clearance and settlement on the facilities of DTC, (xii) the cost of preparing, printing, producing, filing and delivering any closing documents (including compilations thereof) and any other documents in connection with the offer, purchase, sale and delivery of the Shares, and (xiii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company may otherwise have for the allocation of such expenses among themselves.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each selling agent and affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and the directors, officers and employees (each an “Indemnified Party”) thereof from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendments or supplements thereto, any “road show” (as defined in Rule 433) not constituting a free writing prospectus, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, which information is limited to the information set forth in Section 11(g).

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and each of its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for inclusion therein, which information is limited to the information set forth in Section 11(g).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (but the failure so to notify the indemnifying party shall not (i) relieve the indemnifying party from any liability that it may have under this Section 11 except to the extent that it has been prejudiced in any material respect (through the forfeiture of substantive rights or defenses) by such failure or (ii) relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided in this Section 11) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (B) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (C) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such proceeding. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the Offering shall be deemed to be in the same proportion as the net proceeds from the Offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of Section 11(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter under this Agreement exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate or selling agent of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

(g) The Underwriter confirms and the Company acknowledges and agrees that the statements set forth in the third, fourth paragraphs appearing under the caption “Underwriting” and the sub-section “Stabilization, Short Positions and Penalty Bids” in, and the statements regarding delivery of shares by the Underwriters set forth on the cover page of, in the most recent preliminary prospectus and the Prospectus constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any other issuer free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto.

12. Termination. The Underwriters may terminate this Agreement by notice given by the Underwriters to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market, the BSE Limited, the National Stock Exchange of India Limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other relevant governmental authority, (ii) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (iii) a material disruption in commercial banking, securities settlement, payment or clearance services in the United States, India or Mauritius shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Indian or Mauritius authorities or (v) there shall have occurred any outbreak or escalation of hostilities or terrorism, or any change or development involving a prospective change in financial markets, currency exchange rates or controls or any calamity or crisis or a change or development involving a prospective change in general United States, Indian, Mauritius or international economic, political or financial conditions that, in the judgment of the Underwriters, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriter as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Submission to Jurisdiction; Appointment of Agent for Service. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, or the Offering. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably appoints MakeMyTrip Inc. (the “Authorized Agent”), as his or its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any manner permitted by applicable laws in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that its Authorized Agent has agreed to act as its agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. The Company agrees that service of process upon its Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

15. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

16. Foreign Taxes. The Company will indemnify and hold harmless each Underwriter against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Shares, and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, if such taxes are imposed by the government of India, Mauritius or any political subdivision or taxing authority thereof, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be payable with respect to any withholding or deduction resulting from (A) a present or former connection between the payment recipient and the jurisdiction imposing such tax (other than a connection resulting from this Agreement and the transactions hereunder) or (B) the failure of such recipient to use its reasonable efforts to provide any form, certificate, document or other information that would have reduced or eliminated the withholding or deduction of such taxes.

17. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the Offering, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the Offering, and the purchase and sale of the Shares.

(b) The Company acknowledges and agrees that:

(i)

the Underwriters have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Underwriters, on the other, has been created in respect of any of the transactions contemplated by this Agreement, the Time of Sale Prospectus or the Prospectus, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(ii)

the price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(iii)

the Company has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(iv)

the Company waives, to the fullest extent permitted by law, any claims it may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that such Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

18. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

19. Time. Time shall be of the essence of this Agreement.

20. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

21. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

22. Notices. All communications hereunder shall be in writing and effective only upon receipt and (a) if to the Underwriters shall be delivered, mailed or sent to the Underwriters at:

(i)	Morgan Stanley & Co. LLC

1585 Broadway

New York, N.Y. 10036

Attention: Equity Syndicate Desk and Legal Department

(ii)	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

Attention: Equity Syndicate Desk

(b) if to the Company shall be delivered, mailed or sent to:

MakeMyTrip Limited, 19th Floor, Building No. 5, DLF Cyber City, Gurugram, India, 122002 and MakeMyTrip Limited c/o IQ EQ Corporate Services (Mauritius) Ltd, Edith Cavell Street, Port Louis, 11324

23. Parties at Interest. The Agreement set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 11 hereof the controlling persons, partners, directors and officers referred to in such sections and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any rights under or by virtue of this Agreement.

24. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Underwriters’ respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriter and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 11(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 23, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

25. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any of them or any person controlling any of them.

26. Partial Unenforceability. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

27. Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

28. Recognition of the U.S. Special Resolution Regimes.

(a) If any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) If any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) In this Section 28:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following:

(A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of page intentionally left blank]

Very truly yours,

MAKEMYTRIP LIMITED

By:	/s/ Mohit Kabra
Name: Mohit Kabra
Title: Group Chief Financial Officer

MakeMyTrip Limited

Underwriting Agreement

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC

By:	/s/ Robert Holley
Name: Robert Holley
Title: Executive Director

MakeMyTrip Limited

Underwriting Agreement

Accepted as of the date hereof

J.P. MORGAN SECURITIES LLC

By:	/s/ Blair Seideman
Name: Blair Seideman
Title: Executive Director

MakeMyTrip Limited

Underwriting Agreement

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares To Be Purchased if Maximum Option Exercised
Morgan Stanley & Co. LLC	10,400,000	1,560,000
J.P. Morgan Securities LLC	5,600,000	840,000
Total	16,000,000	2,400,000

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary prospectus dated June 16, 2025

2.	Free Writing Prospectus dated June 17, 2025, filed by the Company to the Commission under the Rule 433(d) of the Securities Act

3.	The public offering price of the Shares is US$90.00 per Share

4.	Total number of Firm Shares: 16,000,000

III-1

SCHEDULE III

SIGNIFICANT SUBSIDIARIES

1.	MakeMyTrip (India) Private Limited

2.	Ibibo Group Holdings (Singapore) Pte. Ltd.

3.	redBus India Private Limited (formerly, Ibibo Group Private Limited)

IV-1

SCHEDULE IV

LOCK-UP SIGNATORIES

V-1

EXHIBIT A

FORM OF OPINION OF COMPANY’S MAURITIUS COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 6(D)

A-1

EXHIBIT B

FORM OF LOCK-UP LETTER

[_____________],

2025

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and J.P. Morgan Securities LLC (“JPM”), as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with MakeMyTrip Limited, a public company limited by shares incorporated under the laws of Mauritius (the “Company”), providing for the public offering (the “Offering”) by the several Underwriters of an aggregate of [ ] ordinary shares, par value US$0.0005 per share (the “Ordinary Shares”) of the Company (the “Firm Shares”). In addition, the Company proposes to sell severally to the Underwriters up to an additional [ ] Ordinary Shares (the “Additional Shares”), if and to the extent that the Underwriters shall have exercised the right to purchase such Additional Shares granted to them under the Underwriting Agreement. The Ordinary Shares, the Class B shares of the Company and securities convertible into or exercisable or exchangeable for the Ordinary Shares or the Class B shares of the Company are collectively referred to herein as the “Shares”.

To induce the Underwriters to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending [180]1/[120]2 days after the date of the Underwriting Agreement (the “Lock-up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise

[1]	In the case of Trip.com
[2]	In the case of Deep Kalra, Rajesh Magow, Mohit Kabra and Travogue Electronic Travel LLP

1

transfer or dispose of, directly or indirectly, any Shares (whether acquired before or after the date hereof) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares, in cash or otherwise, or (3) publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such swap or other arrangements, or (4) make any demand for or exercise any right with respect to, the registration of any Shares. The foregoing sentence shall not apply to (a) transactions relating to Shares acquired in open market transactions after the completion of the Offering[, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of the Shares acquired in such open market transactions [(except for required filings such as Form 144)]]3, [(b) transfers or distributions of Shares to affiliates [or shareholders]4 of the undersigned,] [(b)] [(c)] transfers of Shares as a bona fide gift, [(c)] [(d)] transfers of any Shares to immediate family members, trusts or an entity beneficially owned and controlled by the undersigned; provided that in the case of any transfer or distribution pursuant to clause [(b) or (c)] [(b), (c) or (d)], (i) each donee, distributee or transferee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter [and (ii) no filing under the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-up Period,]5 [, (d)] [(e)] transfers of the Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving all holders of the Ordinary Shares or Class B shares of the Company in connection with a Change of Control (as defined below) of the Company; provided that in the event the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Securities shall remain subject to the restrictions set forth in this letter, (f) the sale and transfer of certain Securities to the Company pursuant to a share repurchase agreement executed or to be executed on or prior to the date of the Underwriting Agreement, or (g)]6 the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares, provided that such plan does not provide for the transfer of Shares during the Lock-up Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Shares may be made under such plan during the Lock-up Period, [(e) the exercise of any of the undersigned’s rights to acquire Shares upon the exercise or vesting, as the case may be, of options, restricted share units (“RSUs”), performance share units (“PSUs”) and any securities issued pursuant to any of its share option plans or share incentive plans (the “Incentive Plans”) outstanding on the date hereof (it being understood that any subsequent sale,

[3]	Insert only in lock-up letters for Deep Kalra, Rajesh Magow and Mohit Kabra.
[4]	Insert only for Trip.com.
[5]	Insert only in lock-up letters for Deep Kalra, Rajesh Magow and Mohit Kabra and Travogue Electronic Travel LLP.
[6]	Insert only for Trip.com.

2

transfer or disposition of any Shares issued upon exercise of such options, RSUs or PSUs under the Incentive Plans shall be subject to the restrictions set forth in this Letter Agreement other than sale of any Shares required pursuant to cashless exercise of any such options, RSUs, PSUs and other securities issued pursuant to Incentive Plans),]7 or (f) sales of ordinary shares under existing trading plan pursuant to Rule 10b5-1 in effect as of the date hereof. [or (g) transfers of up to an aggregate of 300,000 Shares held by Travogue Electronic Travel LLP and directors and executive officers during the Company’s open trading window]8. [For purposes of this letter, a “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of the total voting power of the voting stock of the Company.]9 The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares unless such transfer is in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Offering. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Notwithstanding anything herein to the contrary, if (i) the Offering has not occurred on or prior to July 31, 2025, or (ii) subsequent to signing the Underwriting Agreement, the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to payment for and delivery of the Shares to be sold under the Underwriting Agreement, [(iii) the Company advises the Representatives in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (iv) the registration statements filed with the U.S. Securities and Exchange Commission with respect to the Offering are withdrawn, or (v) the lock-up letter entered into by the undersigned in relation to the Company’s offering of certain convertible notes concurrently with the Offering is terminated in accordance with the provisions therein,]10 then, this letter agreement shall terminate and be of no further force or effect.

This letter is governed by, and shall be construed in accordance with, the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

[7]	Insert only in lock-up letters for Deep Kalra, Rajesh Magow and Mohit Kabra.
[8]	Insert only in lock-up letters for Deep Kalra, Rajesh Magow and Mohit Kabra and Travogue Electronic Travel LLP.
[9]	Insert for Trip.com.
[10]	Insert for Trip.com.

3

Very truly yours,

(Name)

(Address)

4